EXHIBIT 10.3

           This Amendment, dated April 5, 2002, is made to the Master Option Agreement dated April 6, 2000 (`Master Option Agreement"), by and among Chiles Offshore Inc. (formerly known as Chiles Offshore LLC), a corporation organized under the laws of the State of Delaware ("Chiles"), Keppel FELS Limited, a corporation organized under the laws of the Republic of Singapore ("Keppel FELS") and AMFELS, Inc., a corporation organized under the laws of the State of Texas ("AMFELS") and as amended hereby, and as the same may be further amended from time to time.

                                    RECITALS:

           WHEREAS, Chiles, Keppel FELS and AMFELS, desire to amend the Master Option Agreement as detailed herein.

           NOW, THEREFORE, in consideration of these premises, the mutual benefit set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Chiles, Keppel FELS and AMFELS agree as follows:

ARTICLE II - SECOND OPTION Articles 2.1 through 2.5 shall be amended and replaced to read as:

           2.1 Extension of Option. On the terms and subject to the conditions herein set forth, AMFELS hereby extends the irrevocable option granted to Chiles (the "Second Option"), to require AMFELS to enter into one platform construction agreement (the "Second Construction Agreement") for construction of one additional drilling rig (the "Second Rig") in the form attached as Exhibit 1 to the Master Option Agreement, except that Exhibit C hereto shall be substituted for Exhibit C thereto, in the event that the Second Option Notice (as defined) is delivered to AMFELS with such changes or modifications thereto as may be required pursuant to the terms hereof. The Second Construction Agreement shall be dated as of the date of the Second Option Notice.

           2.2 Exercise of Second Option. The Second Option may only be exercised by delivery by Chiles to AMFELS of written notice of exercise of the Second Option (the "Second Option Notice"), not later than October 6, 2002, Chiles and AMFELS shall each execute and deliver the Second Construction Agreement no later than the date that is seven (7) days after the date of the Second Option Notice. If Chiles fails to execute the Second Option Agreement as aforesaid, the Second Option shall thereafter lapse.

           2.3 Conditions. The obligations set forth in Section 2.5 hereof shall be subject to availability of AMFELS to whom Chiles has delivered a Second Option Notice, of sufficient production capacity.

           2.4 Contract Price. The Contract Price, as defined in the Second Construction Agreement, shall be U.S.$76,900,000 (the "AMFELS Fixed Price", provided, however, that if the Second Option is exercised and the Consumer Price Index (the "CPI"), at its official reading most recently preceding delivery of the Second Option Notice (the "Exercise CPI"), shall be greater than zero, the AMFELS Fixed Price shall be adjusted upwards at a growth rate equal to the Exercise CPI, compounded annually and applied to the period of time beginning on the first day of the Second Option Term and ending on the date of the Second

Option Notice. No adjustment to the AMFELS Fixed Price shall be made using the CPI in the event that the Exercise CPI shall not be greater than zero, i.e., the AMFELS Fixed Price shall not then be reduced. For purposes of this Section 2.4, the "CPI" shall be the rate published by Bloomberg Financial Services or by such other source as may be agreed upon by the parties hereto.

In the event prior to the issue of the Second Option Notice and for two months thereafter, if US Import Tariffs are imposed on steel imports into the United States, the price shall be adjusted according to the impact of such steel price increases brought about by the Import Tariffs for the steel. (Best accomplished by comparison of charges for the steel from the steel purchases for the Galileo and then current quotations/prices.) Price change shall only be applied to such steel prices affected.

Operation of Section Article 2.4 is illustrated by the examples set forth below. Actual results could vary significantly from these examples.

(i) In the event that the Second Option Notice was delivered to AMFELS six months into the second year of the Second Option Term, the Exercise CPI was 3% then the Contract Price would increase at an annual rate of 3% applied over one and one-half years. As a result, the Contract Price would increase to US$80,395,105.

(ii) In the event that the Second Option Notice was delivered to AMFELS six months into the second year of the Second Option Term and the Exercise CPI was less than zero then no adjustment would be made in the Contract Price, which would be unchanged, at U.S.$76,900,000.

           2.5 Rig Delivery. Subject to Article 2.3 hereof, the Second Construction Agreement shall provide for delivery of the Second Rig not later than twenty-two (22) months after the date thereof."

ARTICLE III - THIRD OPTION, shall be amended to delete references to KFELS as the Option shall be granted by AMFELS.

ENTIRE AGREEMENT / LIMITATION OF CHANGES. Except as specifically set forth in this Amendment, the Original Agreement remains unchanged and in full force and effect, including, without limitation, all provisions regarding choice of law, forum and dispute resolution. This Amendment and the Original Master Option Agreement constitute the Master Option Agreement as amended, and contain all of the parties, agreements and undertakings with respect to the Master Option Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.


CHILES OFFSHORE INC.

By: /s/ William E. Chiles
    -----------------------------------
    Name: William E. Chiles
    Title: President



KEPPEL FELS LIMITED

By: /s/ C. H. Tong
    -----------------------------------
    Name: C. H. Tong
    Title: Managing Director



AMFELS, INC.

By: /s/ Y. Y. Chow
    -----------------------------------
    Name: Y. Y. Chow
    Title: President

                                    EXHIBIT C

                               TITLE XI PROVISIONS






                                 AMENDMENT NO. 1

                                       TO

                         PLATFORM CONSTRUCTION AGREEMENT

                                     BETWEEN

                      CHILES OFFSHORE INC. -- HOUSTON TEXAS

                                       AND

                        AMFELS, INC. - BROWNSVILLE, TEXAS

                                    EXHIBIT C

                               TITLE XI PROVISIONS

           THIS AMENDMENT NO. 1 TO PLATFORM CONSTRUCTION AGREEMENT (this "Amendment") is entered into this ___ day of ______, 2002, between AMFELS, INC., a Texas corporation ("Builder"), and CHILES OFFSHORE INC., a corporation organized under thc laws of thc State of Delaware ("Owner"), for the construction by Builder and purchase by Owner of one mobile, self-contained and self-elevating Keppel FELS MOD V-B class platform (the "Platform"), between Builder and Owner dated as of ________, 2002 (the "Original Agreement," and as amended hereby, and as the same may be further amended and assigned from time to time, (the "Contract").

                                    RECITALS:

           WHEREAS, Owner will issue its United States Government Ship Financing Obligations, Galileo Series (the "Obligations"), in order to finance the construction of the Platform, on the closing date relating to such issuance (the "Closing Date").

           WHEREAS, the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), on the Closing Date will guarantee the payment of the outstanding principal and interest on the Obligations (the "Guarantee") pursuant to Title XI of the Merchant Marine Act, 1936, as amended.

           WHEREAS, Owner and Builder, in order to induce the Secretary to issue the Guarantee, desire to amend the Original Agreement as detailed herein.

           NOW, THEREFORE, in consideration of these premises, the mutual benefit set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner and Builder agree as follows:

SECTION 1. PARAGRAPH 3. The following is added as a new sub-paragraph (i) to Paragraph 3:

         (i)      Records:

         Builder and Owner shall keep records of construction costs paid by or for Owners' account and furnish the secretary with a detailed statement of these costs, distinguishing between (i) items paid or obligated to be paid, and (ii) costs of American and foreign materials (including services) in the hull and superstructure."

SECTION 2. PARAGRAPH 8. Paragraph 8 is deleted in its entirety and the following inserted in lieu thereof:

"8.      INSURANCE.
         ---------

         A. Prior to the commencement of construction of the Platform, Builder shall obtain, at its own cost and expense, and furnish certificates or copies thereof to the Owner, the following policies of insurances:

         (i) Worker's compensation (including occupational disease) and employer's liability insurance with maritime, In Rem and U.S. Longshoremens and Harborworkers Act coverage in accordance with the applicable statutory requirements of the Untied States of America, with limits on the employer liability coverage of not less than U.S.$1,000,000 for bodily injury per person, with umbrella excess liability limits of U.S.$25,000,000;

         (ii) Comprehensive public liability, including broad form contractual liability coverage, with limits of not less than U.S.$500,000 for bodily injury per occurrence, and U.S.$500,000 for property damage per occurrence with umbrella excess liability limits of U.S.$25,000,000; and

         (iii) Automobile liability insurance covering automobile equipment used in the performance of the work under this Contract with limits in accordance with the rules and regulations of U.S.$10.000,000.

                  All Builder insurance policies set forth in this paragraph 8A shall, either on the face thereof or by appropriate endorsement: (w) name (except for the policy specified in clause (i) herein above) Builder and Owner as assureds and provide that payments thereunder shall be made to the extent that their respective interests may appear, (x) provide that they shall not be cancelled or their coverage reduced, except upon thirty (30) days' prior written notice to Builder and Owner (if such cancellation or reduction should be caused by Builder's failure to pay any premium when due, Owner shall have the right to pay any such premium within such thirty (30) days to maintain the coverage in effect for the benefit of Owner, and Owner retains the right to be reimbursed by Builder), (y) contain waiver of subrogation provisions pursuant to which the insurer waives all express or implied rights of subrogation against Builder and Owner, Builder and Owner hereby waiving any rights to subrogate against each other, and (z) be maintained in full force and effect by Builder from commencement of construction until the Platform is accepted by Owner at delivery, the obligation to name Owner as assured and waive subrogation with respect to the policy specified in clauses (ii) and (iii) herein above shall be limited to those risks which are covered by Builder's indemnity obligations under this Contract.

         B. From the time the first material destined for inclusion as part of the Platform becomes at risk and until the Platform has been physically delivered to and accepted by Owner, the Platform and all materials, outfit and equipment provided by Builder or Owner (including OFE) for and to be used in the construction thereof, shall be at the risk of the Builder and shall be kept fully insured under a full form Builder's Risk Policy under the latest American Institute Builder's Risk Clauses, including loss or damage caused by strikers, locked-out workmen, or persons taking part in labor disturbances, or riot or civil commotion, protection and indemnity clauses and including pre-keel and tests and trial clauses. The amount of such insurance shall be equal to the aggregate value of the work done, including material, appurtenances, equipment and outfit delivered to the Shipyard for the Platform at any time during the construction period, including any such items furnished by Owner and expenses of design and inspection, construction period interest and the Title XI Guarantee Fee. Such coverage shall be maintained in full force and effect from commencement of construction until the Platform is accepted by Owner at delivery. The amount of insurance, the terms of the policies and the underwriters shall at all times be satisfactory to the Builder, Owner and the Secretary, provided, however, that the amount of such coverage shall be in an amount at least equal to the Contract Price and the value of all OFE and shall be increased as appropriate for change orders and alterations.

         C. The Builder's Risk Policy shall contain the following provisions:

         (i) All losses in excess of U.S. $100,000 shall he payable to the Secretary for distribution by him to himself, Owner and Builder as their interests may appear in accordance with
                  Section 2.05 of the Security Agreement between Owner and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), Contract No. MA--____, dated the date hereof relating to the Platform (the "Security Agreement").

         (ii) Owner, Builder and the United States of America shall be named assureds.

         (iii) The policy shall provide no recourse against the United States of America for payment of premium.

         (iv) At least ten (10) days' prior written notice of any cancellation or material change in the policy shall be given to the Secretary, U.S. Department of Transportation, c/o Maritime Administration, 400 Seventh Street, S.W., Washington, D.C. 20590, Attention: Chief, Division of Maritime Insurance, and to Builder and Owner.

         (v) There shall be a waiver of subrogation provision pursuant to which the insurer waives all express and implied rights of subrogation against Builder and Owner. Builder and Owner hereby waive any rights to subrogate against each other.

         (vi) The deductible or self-insured retention under the Builder's Risk Policy shall be to the account of Builder in an amount to be agreed among Builder, Owner and the Secretary, in any case not exceeding $100,000 per occurrence. Builder shall cooperate in providing timelines of increasing values and other information Owner may require to assure coverage in the required amount.

         D. (i) If the Platform or any OFE shall be damaged by any insured cause whatsoever prior to acceptance thereof by Owner, and such damage does not constitute an actual, compromised or constructive total loss of the Platform, insurance proceeds shall be applied to the repair of the item and paid in accordance with Section 2.05 of the Security Agreement, and Owner and Builder shall then seek to mutually agree on new milestone payments for work which has to be redone as a result of the damage covered by the Builder's Risk Policy.

         (ii) In the event of an actual, compromised or constructive total loss of the Platform prior to delivery, this Contract shall automatically be deemed terminated unless Builder, Owner and the Secretary elect to construct the Platform under the Contract. Upon any such termination, Builder shall retain all Milestone Payments made pursuant to this Contract and the price for that portion of the Platform then constructed for which a Milestone Payment has not yet been made and all work in progress (including profit thereon to Builder). All proceeds of the Builder's Risk insurance payable as a result of such loss shall be paid to the Secretary for distribution to the Secretary, Owner and Builder, as their interests may appear.

         (iii) The parties acknowledge that the Secretary has certain rights to claim for a constructive total loss and to enter into an agreement or compromise providing for an agreed or compromised total loss of the Platform pursuant to Section 2.05 of the Security Agreement, with the prior written consent of Builder and (prior to any default thereby) Owner, which consent shall be deemed to have been given if the surveyor appointed by the underwriters for the Builder's Risk Policy has determined that an actual, agreed or compromised, or constructive total loss of the Platform has occurred."

SECTION 3. PARAGRAPH 5. Changes in the Contract. Notwithstanding anything to the contrary contained in the Contract, the Contract shall not be amended or modified except in writing duly signed by the Builder and Shipowner with the Secretary's prior written consent, provided that with respect to changes made or contracted for after the Closing Date the Secretary's prior written consent shall not be necessary, but prior written notice to the Secretary shall be given, for (a) any mandatory changes to the Contract as a result of any requirements of any government agency or classification society, or (b) any non-mandatory changes that Builder and Shipowner desire to make which do not exceed, with respect to any item of the Vessel's construction, one (1%) percent of the Vessel's Contract Price and which do not, in the aggregate, cause the Vessel's Contract Price to be increased more than five (5%) percent or the delivery and completion date of the Vessel to be extended more than ten (10) days. Notwithstanding the foregoing, Shipowner shall not present or propose to Builder any change in the general dimensions and/or characteristics of the

Vessel which would diminish the capacity of the Vessel to perform as originally intended by the Contract, without the Secretary's prior written consent. Payment procedures for all changes pursued and accomplished in accordance with this paragraph shall be governed by the provisions of paragraph 3(d) and no payment for any change requiring prior written approval from the Secretary shall be made with proceeds under the Credit Agreement until such prior written consent shall have been received.

SECTION 4. NOT USED.

SECTION 5. PARAGRAPH 7. Paragraph 7 is deleted in its entirety and the following is inserted in lieu thereof:


           "7.    LIENS.
                  -----

                  Provided Builder is paid all amounts owing by Owner to Builder pursuant to Paragraph 3 hereof, Builder, its agents and subcontractors agree not to place or create, or permit to be placed or created, any liens, charges or encumbrances on or security interests as to, or pledges of, the Platform (including any item incorporated in or made a part of the Platform (including any item incorporated in or made part of the Platform and not yet paid for by Owner,) or any OFE, and any lien, charge, encumbrance or security interest so placed or created shall be forthwith released by Builder. In the event Builder fails to secure the removal of same, Builder shall reimburse Owner for its costs of securing such discharge or release (which costs shall include any expenses incurred in connection therewith) or at Owner's sole option, by deducting such sum from any payments due or become due to Builder under this Contract.

                  Builder agrees and acknowledges that Owner has, as contemplated by the Security Agreement between the Secretary and the Owner dated the date hereof, granted a security interest to the Secretary in the Equipment as defined in paragraph 9(a) of the Contract. Owner agrees to cooperate to execute, deliver and file any UCC filing statements or other documents reasonably necessary or desirable for the perfection of the Owner's and the Secretary's security interests.

                  On the Closing Date, and at the time of delivery of the Platform, and from time to time as Owner shall submit a Request for Disbursement under the Credit Agreement to the Secretary, Builder agrees, on behalf of itself, or any party claiming through the Builder, to execute certificates of no liens, in form and substance satisfactory to the Secretary, with respect to the applicable Platform, hull or component parts for which payment is requested or with respect to all work that has been previously been accomplished and incorporated in and made part of the Platform."

SECTION 6. SUBORDINATION. The Builder agrees to, and does hereby fully subordinate to the rights of the Secretary all liens and security rights and remedies to enforce such rights which the Builder has or may have with respect to the equipment, as defined in paragraph 9(a) of the Contract, for which title has vested in the Owner pursuant to Paragraph 9(a) of the Contract. Prior to commencement of any work under this Contract, the Builder shall provide to the Secretary the release or subordination of any claim to a security interest or other encumbrance, and the remedies to enforce such rights, held or claimed by any of the Builder's lenders. Said release or subordination shall be in form and substance satisfactory to the Secretary. In any financing statement filed by Builder to perfect Builder's security interest in the Equipment, Builder will include the following statement: "This security interest in favor of AMFELS, INC. is fully subordinate to the rights and remedies granted in the collateral by AMFELS, INC. to Chiles Galileo LLC pursuant to that certain Security Agreement between Builder and Owner dated of even date herewith and as further assigned by Chiles Galileo LLC to the Secretary of Transportation, acting by and through the Maritime Administrator, (the "Secretary"), even if this financing statement is for any reason filed earlier in time than the financing statement filed by Chiles Galileo or the Secretary with respect to the collateral."

SECTION 7. PARAGRAPH 3. The following is added at the end of sub-paragraph (b) to Paragraph 3:

                  "Builder shall provide to Owner at the time of the notice required by the immediately preceding paragraph, all written substantiation of completion of the relevant Milestone event to support all payments required to be made hereunder as Owner may reasonably request in order to make timely application to obtain the proceeds of the Obligations for such payments. Upon receipt of such written substantiation from Builder, Owner shall submit to the Secretary a Request for Disbursements under the Credit Agreement relating to the Obligations. Upon receipt of the Secretary's approval to such Request, Owner shall drawdown the amount pursuant to the Credit Agreement and payment shall be made directly from the Lender under the Credit Agreement to Builder."

SECTION 8. PARAGRAPH 4. The following is added as a new last paragraph to Paragraph 4:

                  "Builder shall permit inspection by, supply information to and cooperate with representatives of the Secretary at its Yard where the assembly of the Platform is taking place and at such other yards of the Builder, its affiliates and subcontractors where parts of the Contract or subcontracts may be performed. Builder acknowledges that such cooperation may include, but not be limited to, providing the Secretary (a) access to the Platform and areas of the Yard where work related to the Platform is being performed by Builder, its contractors and subcontractors, at all reasonable times during normal working hours to inspect performance of the work performed hereunder, and to observe trials and other tests, (b) copies of detailed construction schedules and critical paths for the Platform along with changes to such documents as they occur, and updated schedules of all Equipment and material received by or delivered to the Shipyard relating to the Platform, (c) access to contract plans and specifications for the Platform, (d) reasonable access to the Yard's production manager or supervisor, (e) information on the origination and source of materials, (f) access to progress payment and construction Milestone information, and (g) copies of all notices and correspondence (i) relating to compliance with the requirements of Paragraph 2(a)(ii) referred to in Section 3 to Amendment No. 1 to this Contract (regarding change orders),
                  (iii) referred to in sub-paragraph (b) of Paragraph 3 (regarding to Milestone Payments), (iv) referred to in Paragraph 14 (regarding Force Majeure), (v) relating to Paragraph 17 (regarding Litigation), (vi) relating to Paragraph 10 (regarding tests and trials), and (vii) referred to in Paragraph 16(c) (regarding Owner default). In conjunction with any such inspections by the Secretary, Builder will furnish, on a temporary basis, reasonable space at its Yard for the Secretary's representatives and communication, copying and other facilities as appropriate. The Secretary's representatives shall comply with and follow Builder's safety, traffic and security rules while at the Yard, and shall not interfere in Builder's prosecution of the work hereunder."

SECTION 9. PARAGRAPH 18. The following is added after the address of Owner in Paragraph 18:

                  "If to the Secretary: United States Maritime Administration
                                        400 Seventh Street, S.W.
                                        Washington, D.C.  20590
                                        Attention: Office of Ship Financing"

SECTION 10. PARAGRAPH 21. The words "or amended are added after the word "modified" in the first sentence of Paragraph 21, and the words "and Owner" are deleted from said first sentence of Paragraph 21, and the following inserted in lieu thereof: ", Owner and the Secretary."

SECTION 11. PARAGRAPH 9. The first sentence of the sub-paragraph (a) of Paragraph 9 is deleted and the following substituted therefor:

                  "Notwithstanding anything to the contrary contained in the Contract, title to the Platform and all work, materials, goods, and components, incorporated in, attached to, or intended to be incorporated in or attached to the hull or the Platform shall vest in Owner on the earlier of (a) when Owner makes the next installment payment required by the Contract to Builder following receipt of the materials, goods, or components or performance of the work by the Builder (such items are hereinafter called the "Equipment"), or (b) when work is performed on any of the Equipment or materials, goods, or components are incorporated in or attached to any of the Equipment, whether or not such work, materials, goods, or components have been paid for by the Shipowner. Title to OFE paid for by the Owner shall be in the Owner. Risk with respect to the hull or the Platform and all materials destined for inclusion as part of the Platform (including OFE) shall be governed by the provisions of Paragraph 8, as amended."

SECTION 12. PARAGRAPH 16.

         (a) Subparagraph 16(b) is redesignated as subparagraph 16(b)(i) and the following is added as the last sentence thereof:

                  "Notwithstanding anything in this Contract to the contrary, specifically including but not limited to this Paragraph 16, Owner may not terminate or cancel this Contract without the prior written consent of the Secretary."

         (b)      A new subparagraph 16(b)(ii) is added as follows:

                  "(b)(ii) Upon the Owner's election to enforce its rights and remedies under subparagraph (b)(i) of this paragraph 16, the Owner may, with respect to Equipment for which title has not yet passed under section 9(a) of the Contract, request that Builder assign all its right, title and interest in any of such Equipment and in any of the purchase orders for such Equipment to the extent in each case that such purchase orders are assignable. Upon receipt of such an Owner's request, Builder shall forthwith effectuate the assignments to the Owner and Owner shall reimburse the Builder for any amounts that Builder has paid for such Equipment or under such purchase orders. To the extent that money is owed by the Builder to the vendors of any Equipment which the Owner wishes to purchase under an assignment from the Builder including by assignment of purchase orders, the Owner shall pay the vendors directly for any balance due. The Builder's obligations and the Owner's rights under this subparagraph 16(b)(ii) shall survive any termination of this Agreement by the Owner under subparagraph 16(b)(i) and shall constitute one of Owner's remedies in the event of a Builder's Default. Builder agrees not to offer any of the Equipment referred to herein without first offering to sell the Equipment to Owner under the conditions stated herein."

SECTION 13. PARAGRAPH 16.

         (a) The words "seven (7)" appearing in Paragraph 16(c)(i) are changed to "ten (10) business."

         (b)      The following is added as a new First sentence to Paragraph
                  16(c)(i):

                  "Builder shall give Owner and the Secretary notice of any default by Owner under this Paragraph 16(c)(i)."

         (c)      The following is added as a new sub-paragraph (e) to Paragraph
                  16:

                  "(e) Notwithstanding anything to the contrary contained in this Contract, Builder hereby grants the Secretary thirty (30) days from the receipt of the notice referred to in the first sentence of clause (i) of sub-paragraph (c) of this Paragraph 16 to cure any default under this Contract, and Builder agrees to take no action to enforce its rights pursuant to this Contract, including, without limitation, its right to terminate pursuant to sub-paragraph (d) of this Paragraph 16, until the elapse of said 30 (30) days."

         (d)      A new Paragraph 16(f) is added to read as follows:

                  "(f) Equipment Proceeds. In the event that prior to delivery of the Platform and following the occurrence or during the continuation of any material default by the Builder as defined in Subparagraph 16(a) of the Construction Contract which would permit the Owner to terminate the Construction Contract, the Secretary shall have the right to sell the Equipment. Any proceeds the Secretary receives from the sale of the Equipment, after deducting any fees or costs it incurs in connection with the enforcement of its rights under the Security Agreement, shall be distributed promptly to the Secretary for payment of all amounts secured by the Security Agreement with any remainder to be paid to the Builder and the Owner as their interests appear. In the event that prior to delivery of the Platform and following the occurrence or during the continuation of any material default by the Owner as defined in Subparagraph 16(b) of the Construction Contract which would permit the Builder to terminate the Construction Contract, and provided that the Builder is not in material default under the Construction Contract, Builder shall have the right to sell the Equipment subject to the Secretary's first priority security interest in all of Owner's right, title and interest in and to the Equipment to the full extent and in accordance with all procedures as set forth in Article 9 of the Texas UCC. Nothing herein shall relieve Owner or Builder of their respective obligations and liabilities under Paragraph 16 of the Construction Contract."

SECTION 14. PARAGRAPH 16.  A new Paragraph 16(g) is added to read as follows:

                  "(g) Notwithstanding anything to the contrary in sub-paragraphs (b), (c), (d) or (e) of this Paragraph 16, if a Default exists and is continuing under the Security Agreement, Owner shall not exercise any right, remedy or action pursuant to this Paragraph 16, including, without limitation, termination of this Contract or any sale or disposition of the Platform, without the prior written consent of the Secretary."

SECTION 15. DUTIES, OBLIGATIONS, AND LIABILITIES OF THE OWNER

           Nothing in this Amendment shall be construed to modify, amend, waive or supercede the duties, obligations and liabilities of Owner to Builder under the Original Agreement, whether accruing prior to or after the date hereof, including, without limitation, the obligation of the Owner to pay all amounts owing under the Contract to Builder as and when due. Without limitation as to the generality of the foregoing, nothing herein shall be deemed to allow Owner to pay such sums solely from the proceeds of the loan made under the Credit Agreement.

SECTION 16. DISTINCT OBLIGATIONS

           Builder hereby agrees and acknowledges that the obligations of Owner under the Contract with regard to the Platform are separate, distinct and independent of any other obligation or agreement of Owner to or with Builder in connection with any other transaction, and that a default by Owner under such other obligation or agreement in connection with any other such transaction shall not in any way affect the obligations of Builder under the Contract with regard to the Platform or permit Builder to exercise any right of set-off or other remedy (all of which Builder expressly waives and agrees not to assert with respect to the Contract) which could materially adversely affect the Contract, the Platform or the construction thereof.

SECTION 17. SHIPYARD PLANS. Upon the delivery of the Platform, or earlier if feasible, upon the Secretary's request. Shipyard and Shipowner agree to submit to the Secretary one set of Shipyard plans, designs and specifications in form and substance satisfactory to the Secretary, for the Platform as built.

SECTION 18. ENTIRE AGREEMENT; LIMITATION OF CHANGES. Except as specifically set forth in this Amendment, the Original Agreement remains unchanged and in full force and effect, including, without limitation, all provisions regarding choice of law, forum and dispute resolution. This Amendment and the Original Agreement constitute the Construction Contract, and contain all of the parties' agreements and undertakings with respect to the Construction Contract.






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
           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their respective duly authorized representatives on the date first shown above.



AMFELS, INC.

By:
    -------------------------------------
    Name:
    Title:



CHILES OFFSHORE INC.

By:
    -------------------------------------
    Name:
    Title:












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